Exhibit 10.5

SECOND AMENDMENT TO LEASE
(The Campus)

THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of the  I& day of February, 2006, by and between COGNAC CAMPUS LLC, a Delaware limited liability company ("Landlord") and NTN BUZZTIME, INC., a Delaware corporation ("Tenant").

RECITALS:

A.           Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Original Landlord") and NTN Communications, Inc., a Delaware corporation ("Original Tenant"), entered into that certain Standard Multi-Occupancy Lease dated as of July 17, 2000 (the "Original Lease"), as amended by that certain First Amendment to Lease dated October 4, 2005 by and between Original Landlord and Original Tenant ("First Amendment"), whereby Original Landlord leased to Original Tenant and Original Tenant leased from Original Landlord certain space located in that certain building located and addressed at 5966 La Place Court, Carlsbad, California (the "Building"). The Original Lease, as amended by the First Amendment, may be referred to herein as the "Lease." Landlord is the successor-in-interest in the Lease to Original Landlord. Tenant is the successor-in-interest in the Lease to Original Tenant by way of name change.

B.           By this Second Amendment, Landlord and Tenant desire to (i) expand the Existing Premises (as defined below), (ii) extend the Term of the Lease, and (iii) otherwise modify the Lease as provided herein.

C.           Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

1.           The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain space in the Building containing 39,397 rentable square feet of space ("Existing Premises"), as more particularly described in the Lease.

2.           The Expansion Space; Term.

2.1.           The Expansion Space. That certain space in the Building containing 2,122 rentable (2,034 usable) square feet of space, as outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof, may be referred to herein as the "Expansion Space." From and after April 1, 2006 ("Expansion Space Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Accordingly, effective upon the Expansion Space Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Space Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 41,519 rentable square feet. Effective as of the Expansion Space Commencement Date, all references in the Lease to the "Premises" shall mean and refer to the Existing Premises and the Expansion Space.

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2.2.           Term. The term of Tenant's lease of the Expansion Space ("Expansion Space Term") shall be for a period of sixty-three (63) months, commencing on the Expansion Space Commencement Date and ending, unless sooner terminated as provided in the Lease, on June 30, 2011 ("Expansion Space Termination Date").

3.           Monthly Base Rent for the Expansion Space. Commencing as of the Expansion Space Commencement Date and continuing until the Expansion Space Termination Date, Tenant shall pay, in accordance with the provisions of this Section 3, monthly Base Rent for the Expansion Space and in addition to all other charges and additional rent payable by Tenant for the Premises (including the Existing Premises and the Expansion Space) as follows:
Monthly Base Rent
Months of Expansion Space Term	Monthly Base Rent	Monthly Base Rent per rentable square feet of Expansion Space
4/1/06 — 06/30/07	$1,697.60	$0.80
7/1/07 — 06/30/08	$1,740.04	$0.82
7/1/08 — 06/30/09	$1,803.70	$0.85
7/1/09 — 06/30/10	$1,846.14	$0.87
7/1/10 — 06/30/11	$1,909.80	$0.90

4.           Tenant's Proportionate Share. Commencing as of the Expansion Space Commencement Date and continuing until the Expansion Space Termination Date, Tenant's Proportionate Share shall be 65.86%; provided, however, that in determining Tenant's Proportionate Share of Operating Expenses, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses between the Building and/or among different tenants of the Project and/or different buildings of the Project (the "Cost Pools"). Such Cost Pools may include, without limitation, the office space tenants and industrial space tenants of the Project or of a building or buildings in the Project. As of the date hereof, Tenant acknowledges and agrees that such Cost Pools include an allocation by Landlord of (i) certain Operating Expenses attributable solely to the buildings located at 5964 and 5966 La Place Court to the tenants of those buildings, and (ii) certain Operating Expenses attributable to the Project as a whole to all tenants of the Project. Such Cost Pools may also include an allocation of certain Operating Expenses within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses and/or the provision of various services and amenities thereto, including allocation of Operating Expenses in any such Cost Pools.

5.           Condition of Premises and Landlord's Work.

5.1.           Condition of Premises. Tenant hereby agrees to accept the Premises (including the Existing Premises and the Expansion Space) in its "as-is" condition and Tenant hereby acknowledges that Landlord, except as otherwise provided below, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.

5.2.           Landlord's Work in Expansion Space. Prior to the Expansion Space Commencement Date, Landlord shall, at Landlord's sole cost and expense, using Building-standard materials and in Landlord's Building-standard manner, construct those certain improvements in the Expansion Space as described on the scope of work and work plan attached hereto as Exhibit "B" (collectively, "Landlord's Work").

6.           Use of Expansion Space. Notwithstanding anything in the Lease to the contrary, the Expansion Space may only be utilized by Tenant for warehouse purposes (and for no other purpose whatsoever), all to the extent in compliance with all applicable laws and consistent with the character of the Project as a first-class project.

7.           Brokers. Except for Brandywine Operating Partnership, L.P. ("Landlord's Broker"), each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Second Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity (other than Landlord's Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Second Amendment.

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8.           Security Deposit. Tenant has previously deposited with Landlord Forty-Five Thousand One Hundred Sixty-Seven and 14/100 Dollars ($45,167.14) as a Security Deposit under the Lease. On or before the Expansion Space Commencement Date, Tenant shall deposit with Landlord an additional One Thousand Nine Hundred Nine and 80/100 Dollars ($1,909.80), for a total Security Deposit under the Lease, as amended herein, of Forty-Seven Thousand Seventy-Six and 94/100 Dollars ($47,076.94). Landlord shall continue to hold the Security Deposit (as increased herein) in accordance with the terms and conditions of Section Q-12 of the Lease.

9.           Notices to Landlord. Effective as of the date of this Second Amendment, any notices to Landlord must be sent, delivered or transmitted, as the case may be, as follows:

Notices for Rent:

Cognac Campus LLC
P.O. Box 100276
Pasadena, CA 91189-0276

All other notices:

Cognac Campus LLC
c/o Prudential Real Estate Investors
4 Embarcadero Center, Suite 2700
San Francisco, CA 94111
Attention: Pat Coffey

with a copy to:

Cognac Campus LLC
c/o Prudential Real Estate Investors
8 Campus Drive, 4th Floor
Parsippany, NJ 07054
Attention: Greg Shanklin, Legal Department

and

Brandywine Operating Partnership, LP
705 Palomar Airport Road, Suite 320
Carlsbad, CA 92011
Attention: Vice President

10.           Authority. Each individual executing this Second Amendment on behalf of Tenant represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to deliver this Second Amendment and that each person signing on behalf of Tenant is authorized to do so.

11.           ERISA. To induce Landlord to enter into this Second Amendment, and in order to enable The Prudential Insurance Company of America ("Prudential") to satisfy its compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and Prudential that: (i) neither Tenant nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor ("PTE 84-14")) has, or during the immediately preceding year has exercised, the authority to appoint or terminate Prudential as investment manager of any assets of the employee benefit plan whose assets are held by Prudential or to negotiate the terms of any management agreement with Prudential on behalf of any such plan; (ii) the transaction evidenced by the Lease (as modified by this Second Amendment) is not specifically excluded by Part I(b) of PTE 84-14; (iii) the undersigned is not a related party of Prudential (as defined in V(h) of PTE 84-14, and (iv) the terms of the Lease (as modified by this Second Amendment) have been negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

12.           No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

"LANDLORD"	COGNAC CAMPUS LLC,
a Delaware limited liability company

By: The Prudential Insurance Company of America, a New Jersey corporation, its sole member

By: /s/ Patrick Coffey
pat Coffey, Vice President

"TENANT"	NTN BUZZTIME, INC., a Delaware corporation

By: /s/ Andy Wrobel
Print Name: Andy Wrobel
Title: CFO

By:
Print Name:
Title:

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EXHIBIT "A"

EXHIBIT "B"

DESCRIPTION OF LANDLORD'S WORK

G&R Constructic Inc.
854 Washington Heights Rd.
El Cajon, CA. 92019
Lic # 722261
Tel (619) 590-9385
Fax (619) 440-8052
Email: grinc@cox.net

PRELIM... ARY PROPOSAL
5966 - 170 Split Warehouse TI-1
12/15/05
Page 1 of 2

To: Prentiss Properties Limited, Inc.
705 Palomar Airport Road, Suite 320
Carlsbad, CA 92011

Attention Theresa,
This is a Preliminary Proposal for work to split the Warehouse Vacancy in half for occupancy by NTN at 5966 La Place Ct., Suite 170.
G&R proposes to furnish all labor and materials to complete the following:

DEMOLITION, CEILING WIRES AND FOIL & ROOF REPAIR:	
1. Remove foil from warehouse ceiling. 2. Remove hanger wires, and strapping from warehouse ceiling. 3. Remove and cap copper water line. 4. Remove ductwork penetrating the roof and remove the roof jack. Repair plywood panel at roof and repair the Roof. Repair work to be completed by RSI 5. Scissor lift for work. 6. Demo drywall and metal stud soffits blocking 2 skylights.	
PASSAGE WAY CONSTRUCTION:	
1. Demo a 6'.0 X 8'.0 opening in the demising wall between suites. 2. Install framing in wall. 3. Haul off debris.	
DOORS:	
1. Install a 6'.0 X 8'.0 pair of paint grade doors. 2. Paint 2 doors.	
WALL CONSTRUCTION:	
1. Construct 54 LF of 20 ft. tall demising wall. 2. Fire tape plus 1 finish. 3. Scissor lift.	
ELECTRICAL AND LIGHTING:	
1. Install 12 new T-8 lamp 8 ft. fluorescent strip lights. 2. Install switching at new double entry door. 3. Install Lighting and Outlet circuits from the NTN Panel to service lighting and outlets. 4. Install 4 surface mounted wall plugs, 2 each on 2 warehouse walls. 5. Restore power to exiting outlets on the common wall. 6. Install 4 electrical cord drops in the new warehouse. 7. Scissor lift rental.	
FIRE SPRINKLERS:	Excluded
HVAC:	Excluded
CLEAN-UP:	
OVERHEAD AND INSURANCE: ±2%	
SUPERVISION: ±5%

EXHIBIT "B"

EXHIBIT "B"

EXHIBIT "B"